UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place 1100 N. Wood Dale Road Wood Dale, Illinois	60191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AAR CORP. (the “Company”) is filing this amendment to the Company’s Current Report on Form 8-K dated December 4, 2025 (the “Original Form 8-K”), which reported that the Company had appointed Sarah L. Flanagan, the Company’s Vice President, Financial Operations, to also serve as the Company’s Interim Chief Financial Officer (“Interim CFO”) effective December 4, 2025. The Company is filing this amendment to the Original Form 8-K to report certain compensation adjustments made to Ms. Flanagan’s compensation in connection with her appointment as Interim CFO and Vice President, Financial Operations. There are no other changes to the information contained in the Original Form 8-K.

Effective January 22, 2026, in connection with Ms. Flanagan’s appointment as Interim CFO and Vice President, Financial Operations, which was effective December 4, 2025, the Human Capital and Compensation Committee of the Company’s Board of Directors approved adjustments to Ms. Flanagan’s compensation in the form an increase to her long-term incentive award for the fiscal year ending May 31, 2026 (“Fiscal 2026”) previously granted on July 23, 2025. The increase was delivered in the form of new equity awards together totaling approximately $500,000 in value based on the Company’s stock price at the close of trading on January 22, 2026 (the “Grant Date”). The awards were granted, in part, to recognize Ms. Flanagan for assuming the Interim CFO role while the Company conducts a search for a permanent CFO, which includes consideration of internal and external candidates.

The equity awards that were granted to Ms. Flanagan are comprised of 60% performance-based restricted stock, 20% time-based restricted stock, and 20% stock options, as follows: (i) a grant of a number of shares of performance-based restricted stock (at target) with a grant date fair value of $107.74 per share based on the stock price at the close of trading on the Grant Date, with such performance-based restricted stock vesting in full on the third-year anniversary of the Grant Date; (ii) a grant of a number of shares of time-based restricted stock with a grant date fair value of $107.74 per share based on the stock price at the close of trading on the Grant Date, with such time-based restricted stock vesting in full on the third-year anniversary of the Grant Date; and (iii) a grant of a number of stock options with an exercise price of $107.74 per share based on the stock price at the close of trading on the Grant Date, with such stock options vesting in one-third increments annually on the first-year, second-year, and third-year anniversaries of the Grant Date. For the grant of performance-based restricted stock, the performance measures and the performance measurement period are the same as those under the Fiscal 2026 awards of performance-based restricted stock that were granted to the Company’s executive officers on July 23, 2025, including a performance measurement period comprised of the Company’s three fiscal years ending May 31, 2028.

The awards of performance-based restricted stock, time-based restricted stock, and stock options were granted pursuant to and are subject to the terms and conditions of the Company’s 2013 Stock Plan as amended and restated effective July 13, 2020 (reflecting amendments since July 13, 2020) (the “2013 Stock Plan”), and the Company’s Form of Fiscal 2026 Performance Restricted Stock Agreement, Form of Fiscal 2026 Restricted Stock Agreement, and Form of Fiscal 2026 Non-Qualified Stock Option Agreement, respectively (except that the grant dates, vesting dates, and option exercise price are different as set forth above). Ms. Flanagan’s annual base salary, annual bonus opportunity, and long-term incentive opportunity were not adjusted in connection with her appointment as Interim CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2026

AAR CORP.

By:	/s/ Jessica A. Garascia
Jessica A. Garascia
Senior Vice President, General Counsel, Chief Administrative Officer and Secretary